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                              TRICORD SYSTEMS, INC.

                      1998 NON-EMPLOYEE DIRECTOR STOCK PLAN

  (AS AMENDED EFFECTIVE JANUARY 30, 1999, MARCH 30, 2000 AND NOVEMBER 2, 2000)


         1. Purpose. The purpose of the 1998 Non-Employee Director Stock Plan (the "Plan"), is to advance the interests of Tricord Systems, Inc. (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors and to increase the proprietary interests of such directors in the Company's long-term success and progress and their identification with the interests of the Company's stockholders.

         2. Administration. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under section 12 of the Exchange act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members, and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. All questions of interpretation of the Plan or of any stock options and stock awards under the Plan (collectively, "Awards") shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

         3. Participation in the Plan. Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan ("Eligible Directors").

         4.   Stock Subject to the Plan.

              (a) Number of Shares. The maximum number of shares of Common Stock that shall be reserved for issuance under the Plan will be 800,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), subject to adjustment upon changes in capitalization of the Company as provided in subparagraph (b) below. The maximum number of shares authorized may be increased from time to time by approval of the Board of Directors and the stockholders of the Company. Shares of Common Stock that are issued as stock awards or that may be issued upon exercise of stock options granted under the Plan shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. The shares to be issued pursuant to the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. Any shares of Common Stock that are subject to a stock option granted under the Plan (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.


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              (b)  Changes in Stock. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving entity in any such transaction, the board of directors of the surviving corporation) shall make adjustments, determined by the Committee in its discretion to be appropriate, as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of Eligible Directors, the number, kind and, where applicable, the exercise price of outstanding Awards granted under the Plan.

5.       Grant of Options.

              (a) Non-Statutory Stock Options. All stock options granted under the Plan (the "Options") shall be non-statutory stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time (the "Code").

              (b) Terms, Conditions and Form of Options. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                   (i) Grant of Options. At such time as additional Eligible
              Directors are first elected or appointed to the Board of Directors to fill new directorships or to fill vacancies, such Eligible Directors will be granted automatically, on a one-time basis on the date of their election or appointment, an Option to purchase 25,000 shares of Common Stock. In addition to the one-time grant of an Option to purchase 25,000 shares as described above (the "One-Time Option"), an Option to purchase 20,000 shares of Common Stock (the "Annual Option") shall be granted on January 5, 1998 and on each succeeding January 5 thereafter to each Eligible Director as of such dates.

                   The written agreement evidencing each Option granted under the Plan shall be dated as of the applicable date of grant (the "Date of Grant"). An Eligible Director accepting such a grant of an Option (an "Optionee") shall execute and return a copy of such option agreement to the Committee.

                   (ii) Option Exercise Price. The per share price to be paid by the Optionee at the time an Option is exercised shall be 100% of the Fair Market Value of one share of Common Stock on the Date of Grant. For purposes of the Plan, "Fair Market Value" shall mean, with respect to the Common Stock, as of any date, (or, if no shares were traded or quoted on such date, as of the next preceding day on which there was such a trade or quote) (A) the closing sale price of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the


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              Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (B) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (C) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

                   (iii) Exercisability and Duration of Options. Each One-Time
              Option shall become exercisable each month on a cumulative basis with respect to 2.78% of the total shares covered by the Option, commencing one month after its Date of Grant and shall terminate five years after its Date of Grant. Each Annual Option shall become exercisable in full six months after its Date of Grant and shall terminate five years after its Date of Grant.

                   (iv) Termination of Directorship. Each Option shall terminate and may no longer be exercised if and when the Optionee ceases to serve as a director of the Company, except (A) if the Optionee ceases to serve as a director of the Company by reason of death or the occurrence of an event which constitutes permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then the Option shall remain exercisable to the extent that the Option was exercisable as of such termination until the earlier of the expiration of one year after such termination or the remaining term of the Option, (B) if the Optionee ceases to serve as a director of the Company by reason of his or her retirement, then the Option shall remain exercisable to the extent that the Option was exercisable on the date of retirement until the earlier of the expiration of three months after such retirement or the remaining term of the Option, (C) if the Optionee ceases to serve as a director of the Company for any other reason, other than voluntary termination or termination for "cause," then the Option shall remain exercisable to the extent that the Option was exercisable on the date the Optionee ceased to serve as a director of the Company until the earlier of the expiration of three months after the date the Optionee ceased to serve as a director of the Company or the remaining term of the Option, and (D) if the Optionee ceases to serve as a director of the Company as a result of voluntary termination by the Optionee or termination by the Company for "cause," then all outstanding Options then held by such Optionee shall immediately terminate without notice of any kind and no Options then held by the Optionee shall thereafter be exercisable.

                   (v) Manner of Option Exercise. An Option may be exercised by an Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by giving written notice of exercise to the Company at its principal executive office (such notice to specify the particular Option that is being exercised and the number of shares with respect to which the Option is being exercised) accompanied by payment, in cash or personal check payable to the Company, of the total purchase price of the shares to be purchased under the Option. The Company shall not be required to sell or



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              issue any shares under any outstanding Option if, in the sole opinion of the Committee, the issuance of such shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, including without limitation federal and state securities laws.

                   (vi) Nontransferability. No Option granted under the Plan
              shall be assignable or transferable during the lifetime of the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Optionee's death, an Optionee's rights and interest in any Option shall be transferable by testamentary will or the laws of descent and distribution, and the exercise of any Options (to the extent permitted pursuant to paragraph 5(b)(iv)(A) above) may be made by the Participant's legal representatives, heirs or legatees. An Option shall be exercisable during the Optionee's lifetime only by the Optionee.

                   (vii) Successive Options. Successive Options may be granted to the same Optionee, whether or not the Options previously granted to such Optionee remain unexercised. An Optionee may exercise an Option if then exercisable, notwithstanding that Options previously granted to such Optionee remain unexercised.

                   (viii) Withholding. The Company may require an Optionee to promptly pay the Company the amount of any federal, state or local withholding tax attributable to the Optionee's exercise of an Option before acting on the Optionee's notice of exercise of the Option.

         6. Annual Retainer Payment. Each Eligible Director shall receive an annual retainer payment of $10,000 in the discretion of the Board by action of a majority of the Board in cash or Common Stock, commencing on November 1, 1997 and continuing on each succeeding November 1. If payment is made in Common Stock, each Eligible Director shall receive such number of shares of Common Stock as equals $10,000 divided by the Fair Market Value of one share of Common Stock as of each immediately preceding October 31.

         7. Meeting Fees. Each Eligible Director shall receive meeting fees of $1,500 payable in the discretion of the Board by action of a majority of the Board in cash or Common Stock, for each Board meeting attended and for each Committee meeting attended if separate from each Board meeting. If payment is made in Common Stock, each Eligible Director shall receive such number of shares of Common Stock as equals $1,500 divided by the Fair Market Value of one share of Common Stock as of each immediately preceding day prior to such meetings. In addition, each Eligible Director shall receive such number of shares of Common Stock as equals any unpaid meeting payments due them through the February 20, 1998 Board meeting, divided by the Fair Market Value of one share of Common Stock on February 20, 1998.


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         8.   Limitation of Rights.


              (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

              (b) Rights as a Stockholder. No Optionee shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until the Optionee shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares.

         9. Amendment of the Plan. The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to section 422 of the Code or the rules of Nasdaq or any stock exchange. The Board may suspend or terminate the Plan or any portion thereof at any time. No termination, suspension or amendment of the Plan shall alter any outstanding Option without the consent of the Optionee affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under paragraph 4(b) above.

         10. Effective Date and Duration of the Plan. The Plan shall be effective as of February 20, 1998, on the date of adoption by the Board. The Plan shall terminate at midnight on February 20, 2003 and may be terminated prior thereto by action of the Board, and no Award shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

         11. Governing Laws. The Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of Minnesota, notwithstanding any conflicts of law principles.




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